Exhibit 99.1

RealD Inc. Reports Fourth Quarter and Fiscal Year 2015 Financial Results

LOS ANGELES (June 11, 2015) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D and other visual technologies, today announced financial results for its fourth quarter and fiscal year ended March 31, 2015.

“Fiscal 2015 was an important year for RealD,” commented Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “We made progress stabilizing domestic 3D percentages, further reduced our operating expenses and capital expenditures and generated strong free cash flow.  As a result of our efforts, we believe we are well positioned to benefit from a strong 3D film slate in fiscal 2016.”

“As we continue to review our strategic alternatives, we remain focused on optimizing the performance of our worldwide cinema platform, investing in our key growth markets and maintaining an enhanced cost structure.  Through the execution of our strategic priorities, we will continue to drive the business forward for the benefit of all RealD stakeholders.”

Fourth Quarter Fiscal 2015 Financial Highlights

•     Total revenue was $27.9 million, comprised of license revenue of $20.4 million and product and other revenue of $7.5 million.  For the fourth quarter of fiscal 2014, total revenue was $40.6 million, comprised of license revenue of $28.6 million and product and other revenue of $12.0 million.

•     China license revenue represented 27% of total worldwide license revenue, up from 18% in the fourth quarter of fiscal 2014.

•     GAAP net loss attributable to common stockholders was $17.7 million, or $0.36 per share, compared to GAAP net loss attributable to common stockholders of $5.0 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2014.

•     Adjusted EBITDA was $2.4 million, compared to $14.2 million in the fourth quarter of fiscal 2014.

•     Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-U.S. GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Fiscal 2015 Financial Highlights

•     Total revenue was $163.5 million, comprised of license revenue of $109.3 million and product and other revenue of $54.2 million.  For the year ended March 31, 2014, total revenue was $199.2 million, comprised of license revenue of $132.5 million and product and other revenue of $66.7 million.

•     China license revenue represented 17% of total worldwide license revenue, up from 12% in fiscal 2014.

•     GAAP net loss attributable to common stockholders was $23.8 million, or $0.48 per share, compared to GAAP net loss attributable to common stockholders of $11.4 million, or $0.23 per diluted share, for the year ended March 31, 2014.

•     Adjusted EBITDA was $52.0 million, compared to $65.1 million for the year ended March 31, 2014.

Cash Flows and Balance Sheet Highlights

•     For the year ended March 31, 2015, cash flows from operating activities were $51.8 million and total capital expenditures were $17.4 million, resulting in free cash flow of $34.4 million.

•     Free cash flow is defined within the section of this press release entitled “Use of Non-U.S. GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•     As of March 31, 2015, cash and cash equivalents were $60.3 million and total debt was $29.8 million.

Key Metrics

•     Estimated box office generated on RealD-enabled screens(1) for the fourth quarter of fiscal 2015 was $283 million ($129 million domestic, $154 million international).   In the fourth quarter of fiscal 2014, estimated box office generated on RealD-enabled screens was $499 million ($226 million domestic, $273 million international).

•     Five 3D films were released in the fourth quarter of fiscal 2015, compared to eight 3D films in the fourth quarter of fiscal 2014.  These figures reflect the number of 3D films released domestically during the respective periods.

•     International markets generated 69% of license revenue and 29% of product and other revenue in the fourth quarter of fiscal 2015.

•     As of March 31, 2015, RealD had deployed approximately 26,700 RealD-enabled screens, an increase of 6% from approximately 25,200 screens as of March 31, 2014, and an increase of 200 screens (200 international), or 1%, from approximately 26,500 screens as of December 31, 2014.

•     As of March 31, 2015, RealD had approximately 13,600 domestic screens at approximately 3,000 domestic theater locations and approximately 13,100 international screens at approximately 3,150 international theater locations.

(1)                      Estimated domestic box office on RealD-enabled screens represents the estimated 3D box office generated on RealD-enabled domestic screens.  Estimated international box office on RealD-enabled international screens is the estimated 3D box office generated on RealD-enabled international screens.  RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data.  International box office reflects RealD’s estimates of international box office generated on RealD-enabled screens in 19 foreign countries where box office tracking is available.  RealD estimates these countries represent approximately 85% of RealD’s international license revenues.  The 19 foreign countries do not include China.

The following table shows the major domestically produced 3D motion pictures released or scheduled for release on domestic and/or international 3D-enabled screens for the fiscal year 2016 ending March 31, 2016.

(As of June 11, 2015)

Fiscal Q1 2016	Film	Domestic Release Date
(ending 6/30/15)	Avengers: Age of Ultron	5/1/2015
	Mad Max: Fury Road	5/15/2015
	Poltergeist	5/22/2015
	San Andreas	5/29/2015
	Jurassic World	6/12/2015
	Inside Out	6/19/2015

Fiscal Q2 2016	Film	Domestic Release Date
(ending 9/30/15)	Terminator Genisys	7/1/2015
	Minions	7/10/2015
	Ant-Man	7/17/2015
	Pixels	7/24/2015
	Underdogs	8/14/2015
	Everest	9/18/2015
	Hotel Transylvania 2	9/25/2015

Fiscal Q3 2016	Film	Domestic Release Date
(ending 12/31/15)	The Walk	10/2/2015
	Pan	10/9/2015
	Goosebumps	10/16/2015
	Paranormal Activity: The Ghost Dimension	10/23/2015
	Peanuts	11/6/2015
	Hunger Games: Mockingjay, Part 2	11/20/2015
	The Martian	11/25/2015
	The Good Dinosaur	11/25/2015
	In the Heart of the Sea	12/11/2015
	Star Wars: The Force Awakens	12/18/2015
	Point Break	12/25/2015

Fiscal Q4 2016	Film	Domestic Release Date
(ending 3/31/16)	The Nut Job 2	1/15/2016
	Kung Fu Panda 3	1/29/2016
	The Finest Hours	1/29/2016
	Zootopia	3/4/2016
	Monster Trucks	3/18/2016
	Batman v Superman: Dawn of Justice	3/25/2016

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD’s management will host a conference call to discuss RealD’s financial results for the fourth quarter and fiscal year 2015, beginning at 4:30 pm ET (1:30 pm PT), today, June 11, 2015.  To access the call via telephone, interested parties should dial (855) 769-4820 (U.S.) or (407) 374-0083 (International) ten minutes prior to the start time and use conference ID 52448078.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of RealD’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (855) 859-2056, or (404) 537-3406 for international callers. The conference ID for the telephone replay is 52448078.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; statements regarding the extent and timing of future licensing, products and services, revenue levels and mix, expenses, margins, net income (loss) per diluted share, income taxes, tax benefits, acquisition costs and related amortization, and other measures of results of operations; our expectations regarding demand and acceptance for our technologies and our ability to successfully commercialize our technologies within a particular time frame, if at all; 3D motion picture releases and conversions scheduled for fiscal year 2016 ending March 31, 2016 and beyond, their commercial success and consumer preferences that, in recent periods, have trended in favor of 2D over 3D; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our products to our customers on a timely basis; our relationships with exhibitor and studio partners and the business model for 3D eyewear in North America; any discussion regarding strategic alternatives; the progress, timing and amount of expenses associated with our research and development activities; market and industry growth opportunities and trends in the markets in which we operate, including in 3D content; our plans, strategies and expected opportunities, including the development and evaluation of any potential strategic alternatives; the deployment of and demand for our products and products incorporating our technologies; competitive pressures in domestic and international cinema markets impacting licensing and product revenues; and our ability to execute and achieve anticipated savings or other benefits from our cost reduction efforts

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-U.S. GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we provide Adjusted EBITDA and free cash flow as supplemental measures of our performance.   We define Adjusted EBITDA as net income (loss) plus expenses for interest, income taxes, depreciation, amortization, impairment and stock-based compensation plus net foreign exchange loss (gain) plus expenses comprising the non-U.S. GAAP categories “restructuring charges, severance costs and reserves” and “non-recurring expenses” as defined in our Credit Agreement.  We define free cash flow as total cash provided (used) by operating activities less cash used in purchases of property and equipment and cash used in purchases of cinema systems and related components.

We present Adjusted EBITDA in reporting our financial results to provide investors with additional tools to evaluate our operating results in a manner that focuses on what our management believes to be our ongoing business operations.  We present free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities.  Management does not itself, nor does it suggest that investors should, consider any such non-U.S. GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies.  RealD’s extensive intellectual property portfolio is used in applications that enable a premium viewing experience in the theater, the home and elsewhere.  RealD’s core business is the licensing of RealD Cinema Systems and the product sale of RealD eyewear to motion picture exhibitors to enable a premium viewing experience for 3D motion pictures and alternative 3D content in the theater.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil.  For more information, please visit our website at www.reald.com.

© 2015 RealD Inc.  All Rights Reserved.

Investor Contact:

Andrew Greenebaum / Laura Bainbridge

310-829-5400

investors@reald.com

Media Contact:

Will Hammond

424-702-4758

whammond@reald.com

RealD Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended		Year ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Revenue:
License	$20,356	$28,611	$109,317	$132,512
Product and other	7,549	12,037	54,146	66,722
Total revenue	27,905	40,648	163,463	199,234
Cost of revenue:
License	13,474	11,383	47,086	45,364
Product and other	4,189	9,363	35,599	58,611
Total cost of revenue	17,663	20,746	82,685	103,975
Gross profit	10,242	19,902	80,778	95,259
Operating expenses:
Research and development	4,782	4,220	19,474	19,685
Selling and marketing	6,226	6,842	21,719	27,137
General and administrative	13,566	11,063	49,370	50,596
Total operating expenses	24,574	22,125	90,563	97,418
Operating loss	(14,332)	(2,223)	(9,785)	(2,159)
Interest expense, net	(356)	(490)	(1,634)	(2,255)
Other loss	(155)	(906)	(4,419)	(679)
Loss before income taxes	(14,843)	(3,619)	(15,838)	(5,093)
Income tax expense	2,792	1,236	7,909	6,117
Net loss	(17,635)	(4,855)	(23,747)	(11,210)
Net income attributable to noncontrolling interest	(75)	(95)	(75)	(196)
Net loss attributable to RealD Inc. common stockholders	$(17,710)	$(4,950)	$(23,822)	$(11,406)
Loss per common share:
Basic	$(0.36)	$(0.10)	$(0.48)	$(0.23)
Diluted	$(0.36)	$(0.10)	$(0.48)	$(0.23)
Shares used in computing earnings per common share:
Basic	49,864	49,474	50,042	49,504
Diluted	49,864	49,474	50,042	49,504

RealD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2015	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$60,333	$28,800
Accounts receivable, net	26,748	48,422
Inventories	8,305	9,109
Deferred costs—eyewear	80	149
Prepaid expenses and other current assets	4,770	5,197
Total current assets	100,236	91,677
Property and equipment, net	20,599	22,491
Cinema systems, net	82,243	106,735
Digital projectors, net-held for sale	—	57
Goodwill	10,657	10,657
Other intangibles, net	4,817	6,154
Deferred income taxes	2,461	4,571
Other assets	8,631	4,840
Total assets	$229,644	$247,182
Liabilities and equity
Current liabilities:
Accounts payable	$9,652	$12,470
Accrued expenses and other liabilities	26,640	21,896
Deferred revenue	5,009	8,143
Income taxes payable	1,619	1,790
Deferred income taxes	2,583	4,288
Current portion of Credit Agreement	7,460	12,500
Total current liabilities	52,963	61,087
Credit Agreement, net of current portion	22,380	23,750
Deferred revenue, net of current portion	3,931	6,465
Other long-term liabilities, customer deposits and virtual print fee liability	4,027	5,046
Total liabilities	83,301	96,348
Commitments and contingencies
Equity
Common stock	371,689	352,913
Accumulated deficit	(226,803)	(201,763)
Accumulated other comprehensive income	1,960	262
Total RealD Inc. stockholders’ equity	146,846	151,412
Noncontrolling interest	(503)	(578)
Total equity	146,343	150,834
Total liabilities and equity	$229,644	$247,182

RealD Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Year ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities
Net loss	$(23,747)	$(11,210)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,999	40,300
Deferred income tax	405	(142)
Non-cash interest expense	119	529
Non-cash stock compensation	14,898	17,741
Non-cash bad debt expense	638	609
(Gain) Loss on disposal of property and equipment	(8)	307
Impairment of long-lived assets	5,023	4,522
Changes in operating assets and liabilities:
Accounts receivable	21,036	(3,559)
Inventories	804	6,321
Prepaid expenses and other current assets	689	(1,611)
Deferred costs—eyewear	69	389
Other assets	(3,015)	191
Accounts payable	(2,768)	(10,308)
Accrued expenses and other liabilities	4,744	(3,646)
Other long-term liabilities, customer deposits and virtual print fee liability	(1,019)	(610)
Income taxes receivable/payable	(433)	1,574
Deferred revenue	(5,587)	(5,697)
Net cash provided by operating activities	51,847	35,700
Cash flows from investing activities
Purchases of property and equipment	(4,359)	(4,285)
Purchases of cinema systems and related components	(13,071)	(18,050)
Purchases of intangible assets	—	—
Proceeds from sale of fixed assets	63	551
Net cash used in investing activities	(17,367)	(21,784)
Cash flows from financing activities
Payments of debt issuance costs	(895)	—
Proceeds from credit facility	37,300	37,500
Repayments on credit facility	(43,710)	(48,750)
Proceeds from exercise of stock options	3,587	2,003
Proceeds from issuance of common stock pursuant to employee stock purchase plan	291	475
Repayments on tax withholding of restricted stock units	(1,218)	—
Purchases of treasury stock	—	(7,511)
Net cash used in financing activities	(4,645)	(16,283)
Effect of currency exchange rate changes on cash and cash equivalents	1,698	147
Net increase (decrease) in cash and cash equivalents	31,533	(2,220)
Cash and cash equivalents, beginning of year	28,800	31,020
Cash and cash equivalents, end of year	$60,333	$28,800
Supplemental disclosures of cash flow information
Cash payments for income taxes	4,308	872
Cash payments for interest expense	$1,515	$1,726

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three months ended		Year ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Net loss	$(17,635)	$(4,855)	$(23,747)	$(11,210)
Add (deduct):
Interest expense, net	356	490	1,634	2,255
Income tax expense	2,792	1,236	7,909	6,117
Depreciation and amortization	10,074	10,218	39,999	40,300
Other loss (1)	155	906	4,419	679
Share-based compensation expense (2)	3,383	4,136	14,898	17,741
Impairment of assets and intangibles (3)	2,287	975	5,023	4,522
Cost reduction plan (4)	463	1,061	1,373	4,718
Nonrecurring expense (5)	526	—	526	—
Adjusted EBITDA (6)	$2,401	$14,167	$52,034	$65,122

(1)         Consists of gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)         Represents share-based compensation expense of nonstatutory and incentive stock options, restricted stock units and performance stock units, and employee stock purchase plan to employees, non-employees, officers and directors.

(3)         Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)         Expenses under our Credit Agreement for the non-U.S. GAAP category “restructuring charges, severance costs and reserves.”

(5)         Expenses under our Credit Agreement for the non-U.S. GAAP category “non-recurring costs and expenses”. In fiscal year ended March 31, 2015, these expenses represent advisory fees related to our strategic alternatives process.

(6)         Adjusted EBITDA is not a recognized measurement under U.S. GAAP. For a definition of Adjusted EBITDA and reconciliation to net income (loss), the comparable U.S. GAAP item, see “Use of Non-GAAP Financial Measures.”

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Year ended
	March 31, 2015	March 31, 2014
Net cash provided by operating activities	$51,847	$35,700
Purchases of property and equipment	(4,359)	(4,285)
Purchases of cinema systems and related components	(13,071)	(18,050)
Free cash flow	$34,417	$13,365